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                                                                      EXHIBIT 11

                 FUSION SYSTEMS CORPORATION AND SUBSIDIARIES
                             EARNINGS PER SHARE
             CALCULATION OF WEIGHTED-AVERAGE SHARES OUTSTANDING
                                (In thousands)


                                                           Three Months Ended
                                                          ---------------------
                                                          March 28,   March 29,
                                                             1997        1996
                                                          ---------   ---------
Common Stock                                                 7,471       7,761

Options to acquire Common Stock (treasury stock method)        278         298

                                                          ---------   ---------
Weighted-Average Shares Outstanding                          7,749       8,059
                                                          =========   =========